Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of August 2000
                    Distribution Date of September 15, 2000
                            Servicer Certificate #41

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $61,819,295.87
Beginning Pool Factor                                        0.1267457

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,735,362.23
     Interest Collected                                    $507,345.94

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $195,037.80
Total Additional Deposits                                  $195,037.80

Repos / Chargeoffs                                       $1,050,448.75
Aggregate Number of Notes Charged Off                              206

Total Available Funds                                    $6,437,745.97

Ending Pool Balance                                     $55,033,484.89
Ending Pool Factor                                           0.1128330

Servicing Fee                                               $51,516.08

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $8,741,749.73
     Target Percentage                                          10.00%
     Target Balance                                      $5,503,348.49
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($47,452.88)
     Ending Balance                                      $8,694,296.85

Current Weighted Average APR:                                   9.670%
Current Weighted Average Remaining Term (months):                16.56

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $835,133.34       578
                                 31 - 60 days          $324,964.52       182
                                 60+  days             $387,393.44        73

     Total:                                          $1,547,491.30       608

     Balances:                   60+  days           $1,441,691.91        73

Memo Item - Reserve Account
     Prior Month                                     $9,444,528.15
+    Invest. Income                                     $47,452.88
+    Excess Serv.                                            $0.00
+    Transfer (to) / from Collections Account         ($750,231.30)
     Beginning Balance                               $8,741,749.73

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 2000

                                                                                NOTES
                                                           (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2       CLASS A - 3      CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $61,819,295.87
Ending Pool Balance                      $55,033,484.89

Collected Principal                       $5,735,362.23
Collected Interest                          $507,345.94
Charge - Offs                             $1,050,448.75
Liquidation Proceeds / Recoveries           $195,037.80
Servicing                                    $51,516.08
Cash Transfer from Reserve Account          $750,231.30
Total Collections Available
  for Debt Service                        $7,136,461.19

Beginning Balance                        $61,819,295.87             $0.00              $0.00     $44,319,295.87    $17,500,000.00

Interest Due                                $350,650.21             $0.00              $0.00        $249,296.04       $101,354.17
Interest Paid                               $350,650.21             $0.00              $0.00        $249,296.04       $101,354.17
Principal Due                             $6,785,810.98             $0.00              $0.00      $6,785,810.98             $0.00
Principal Paid                            $6,785,810.98             $0.00              $0.00      $6,785,810.98             $0.00

Ending Balance                           $55,033,484.89             $0.00              $0.00     $37,533,484.89    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.2133            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $7,136,461.19             $0.00              $0.00      $7,035,107.02       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $8,741,749.73
(Release) / Draw                            ($47,452.88)
Ending Reserve Acct Balance               $8,694,296.85

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                      4                  3                  2                  1
                                   Apr-00                 May-00             Jun-00             Jul-00              Aug-00
Beginning Pool Balance         $84,209,227.43        $78,474,322.06      $72,015,896.82      $66,632,300.31      $61,819,295.87

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $604,908.32           $457,841.20         $178,546.49         $301,879.18       $1,050,448.75
    Recoveries                    $258,904.11            $41,839.08         $506,889.99         $222,782.98         $195,037.80

Total Charged Off (Months 5, 4, 3)                    $1,241,296.01
Total Recoveries (Months 3, 2, 1)                       $924,710.77
Net Loss / (Recoveries) for 3 Mos                       $316,585.24(a)

Total Balance (Months 5, 4, 3)                      $234,699,446.31(b)

Loss Ratio Annualized  [(a/b) * (12)]                       1.6187%

Trigger:  Is Ratio > 1.5%                                       Yes
                                                                             Jun-00             Jul-00              Aug-00

B)   Delinquency Trigger:                                                 $2,474,696.89       $2,129,800.27       $1,441,691.91
     Balance delinquency 60+ days                                              3.43632%            3.19635%            2.33211%
     As % of Beginning Pool Balance                                            3.23046%            3.05587%            2.98826%
     Three Month Average

Trigger:  Is Average > 2.0%                                     Yes

C)   Noteholders Percent Trigger:                           1.7389%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer